PLEDGE AND SECURITY AGREEMENT


           THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of December 7, 1999 by AVATEX FUNDING, INC., a Delaware corporation (the "Company"), having its principal office at 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206, and AVATEX CORPORATION, a Delaware corporation ("Avatex"), having its principal office at 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, having an office at Sixth and Marquette, MAC N9303-120, Minneapolis, Minnesota 55479-0069, as collateral agent (the "Collateral Agent") for the holders (the "Holders") of the Company's 6.75% Notes due 2002. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.


                              W I T N E S S E T H :

           WHEREAS, Avatex is the legal and beneficial owner of all of the issued and outstanding shares of capital stock of the Company;

           WHEREAS, the Company, Avatex, as guarantor, and Norwest Bank Minnesota, National Association, as trustee, have entered into that certain indenture, dated as of December 7, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), a copy of which is attached hereto as Exhibit A;

           WHEREAS, pursuant to the Indenture, the Company will issue 6.75% Notes due 2002 in an aggregate principal amount not to exceed $34,000,000 (together with any notes issued in replacement thereof or in exchange or substitution therefor or in addition thereto, the "Notes");

           WHEREAS, the Company is the legal and beneficial owner of all of the issued and outstanding shares of capital stock set forth on Schedule I hereto (the "Pledged Shares") of Phar-Mor, Inc. ("Phar-Mor"), a Pennsylvania corporation;

           WHEREAS, under the terms of a Settlement Agreement, dated October 9, 1997, between Avatex, as debtor, and Bart A. Brown, Jr., as trustee under Chapter 7 of Title 11 of the United States code of FoxMeyer Corporation, FoxMeyer Drug Company, Healthcare Transportation System, Inc., Merchandise Coordinator Services Corporation, FoxMeyer Software, Inc. and Health Mart, Inc. and their respective estates, as their interests may appear (the "FoxMeyer Trustee"), (i) Avatex issued, executed and delivered to the FoxMeyer Trustee a Promissory Note in the principal amount of $8,000,000 due October 9, 2000 (the "FoxMeyer Trustee Note"), and (ii) to secure Avatex's obligations under the FoxMeyer Trustee Note, Avatex executed and delivered to the FoxMeyer

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Trustee a Pledge and Security Agreement dated October 9, 1997 (the "FoxMeyer
Trustee Security Agreement");

           WHEREAS, under the FoxMeyer Trustee Security Agreement, Avatex granted to the FoxMeyer Trustee a security interest in, among other things, 1,132,500 shares of common stock of Phar-Mor owned by Avatex, which shares are represented by stock certificate number N-2832 (such shares, together with, to the extent provided in the FoxMeyer Trustee Security Agreement, any securities or instruments received on account of or as exchange for such shares, the "Additional Shares");

           WHEREAS, upon satisfaction of all of Avatex's obligations to the FoxMeyer Trustee under the FoxMeyer Trustee Note and the full release by the FoxMeyer Trustee of its lien on and security interest in the Additional Shares as provided by and in accordance with the FoxMeyer Trustee Security Agreement (the foregoing is hereinafter referred to as the "FoxMeyer Trustee Lien Release"), Avatex wishes to transfer to the Company, in the form of a capital contribution, the Additional Shares to enable the Additional Shares to constitute and comprise a part of the Pledged Collateral (as defined below); and

           WHEREAS, the terms of the Indenture require that the Company (i) pledge to the Collateral Agent for the ratable benefit of the Holders, and grant to the Collateral Agent for the ratable benefit of the Holders a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Company of all of the obligations of the Company under the Indenture and the Notes (the "Obligations").

           NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders to accept the Notes and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders as follows:

           section 1. Pledge and Creation of Security Interest.

           (a) The Company hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the holders of Notes, and grants to the Collateral Agent for the ratable benefit of the Holders, a continuing first priority security interest in all of its right, title and interest in the following (the "Pledged Collateral"):

               (i) the Pledged Shares and the certificates representing the Pledged Shares, and, subject to the provisions of Section 6, all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing; and


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

               (ii) the Additional Shares, and the certificates representing the Additional Shares (the Additional Shares and other items shall constitute part of the Pledged Collateral under and as defined in this Agreement), and all products and proceeds of any of the Additional Shares, including, without limitation, subject to Section 6, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Shares; provided, however, that the Additional Shares shall be and constitute part of the Pledged Collateral only after the Company becomes the beneficial owner of such Additional Shares as provided in paragraph (b) below.

           (b) Promptly following the effectiveness of the FoxMeyer Trustee Lien Release (as evidenced by written agreements and instruments satisfactory to Avatex) and Avatex's receipt of the stock certificate representing the Additional Shares, but in no event later than five (5) business days thereafter, Avatex shall, in the form of a contribution to the capital of the Company, assign, transfer, convey and deliver to the Company, and the Company shall acquire and accept from Avatex, all of Avatex's right, title and interest in and to the Additional Shares (the "Additional Shares Transfer"). Avatex shall use its reasonable best efforts to obtain the stock certificate representing the Additional Shares as promptly as practicable following the FoxMeyer Trustee Lien Release. Immediately following the consummation of the Additional Shares Transfer and the Company becoming the beneficial owner of the Additional Shares, the Company shall pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in the Additional Shares. The Company further agrees that (i) it will promptly deliver to the Collateral Agent a certificate executed by an officer of the Company describing the Additional Shares and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder, and (ii) immediately following the consummation of the Additional Share Transfer and the Company becoming the beneficial owner of the Additional Shares, the Additional Shares shall for all purposes hereunder constitute Pledged Collateral.

           section 2. Security for Obligations. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Company under the Indenture and the Notes.

           section 3. Delivery of Pledged Collateral. The Company hereby agrees that all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto in the State of Minnesota and shall be in suitable form for transfer by delivery, or issued in the name of the Company and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to create a first priority security interest in the Pledged Collateral.


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

           section 4. Representations and Warranties. Each of the Company and Avatex represents and warrants, jointly and severally, that as of the date hereof:

           (a) The execution, delivery and performance by each of the Company and Avatex of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, or result in the creation or imposition of any Lien on any of its assets, other than the Lien contemplated hereby.

           (b) The Company is the legal, record and beneficial owner of the Pledged Shares, free and clear of any Lien or claims of any Person, except for the security interest created by this Agreement. Avatex is the legal, record and beneficial owner of the Additional Shares, free and clear of any Lien or claims by any Person, except for the security interest created by this Agreement and the FoxMeyer Trustee's Lien thereon created by the FoxMeyer Trustee Security Agreement.

           (c) The Company has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Shares as provided by this Agreement. Avatex has full power and authority to enter into this Agreement and, subject to the FoxMeyer Trustee Security Agreement, has the right to vote the Additional Shares, and, subject to obtaining the FoxMeyer Trustee Lien Release, consummate the Additional Shares Transfer.

           (d) This Agreement has been duly executed and delivered by the Company and Avatex and constitutes a legal, valid and binding obligation of the Company and Avatex, enforceable against each of them in accordance with its terms.

           (e) Upon the delivery to the Collateral Agent of the Pledged Shares and (as to certain proceeds therefrom, if any) the filing of the Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders (subject as to enforcement of remedies to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally).

           (f) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Company of the Pledged Shares pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Shares pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

           (g) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company and Avatex, threatened by or against the Company or Avatex or against any of their properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

           Upon the pledge and delivery to the Collateral Agent of a security interest in the Additional Shares as provided by and in accordance with this Agreement, the Company shall be deemed to have made, as of the date of such delivery, the representations and warranties set forth above with respect to such Additional Shares.

           section 5. Further Assurance. The Company will at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged Collateral, enforceable as such against any and all creditors of the Company, and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from the Company. The Company will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Company also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Company to the extent permitted by applicable law. The Company will pay all costs reasonably incurred in connection with any of the foregoing.

           section 6. Voting Rights; Dividends; Etc.

           (a) So long as the Collateral Agent has not received notification from the Trustee that an Event of Default has occurred and is continuing, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture.

           (b) So long as the Collateral Agent has not received notification from the Trustee that an Event of Default has occurred and is continuing, the Company shall be entitled to receive, and to utilize free and clear of the Lien of this Agreement, all Regular Dividends and other distributions paid from time to time in respect of the Pledged Collateral.


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

           (c) Except as permitted by Section 3.10 or 4.08 of the Indenture, any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than Regular Dividends permitted under Section 6(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Company, be received in trust for the benefit of the Collateral Agent and the Holders, be segregated from the other property and funds of the Company and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any appropriate endorsements).

           (d) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request in writing for the purpose of enabling the Company to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) and 6(b) above.

           (e) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
Section 6(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights as directed by the Trustee or the Holders of a majority in principal amount of the then outstanding Notes, and (ii) all dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Company's right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease.

           (f) Upon the occurrence and during the continuance of an Event of Default, the Company shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as are necessary or desirable to enable the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(e) above.

           (g) All payments of interest or principal and all dividends and other distributions that are received by the Company contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent and the Holders, shall be segregated from the other property or funds of the Company and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).


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

           section 7. Additional Covenants. The Company covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, that it shall not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent acting in accordance with the directions of the Holders in accordance with the Indenture,
(ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement, and at all times will be the sole owner of the Pledged Collateral,
(iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, or (iv) take any action with respect to the Pledged Collateral the taking of which would result in a violation of the Indenture or this Agreement.

           section 8. Authorization of Actions to be Taken by Collateral Agent; Power of Attorney.

           (a) The Collateral Agent may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Agreement and (ii) upon instructions from the Trustee, collect and receive any and all amounts payable in respect of the Obligations of the Company under the Indenture. The Collateral Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of this Agreement or the Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Notes, of the Trustee or of the Collateral Agent).

           (b) In addition to all of the powers granted to the Collateral Agent pursuant to Section 8(a) above, the Company hereby appoints and constitutes the Collateral Agent as the Company's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default for so long as such Event of Default is continuing: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 5 hereof; (iv) making of any payments (upon receipt of funds thereof) or taking any acts under Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, in the amounts necessary to discharge the same, and such payments made by the Collateral Agent to become the obligations of the Company to the Collateral Agent, due and payable immediately without demand; provided, however, that nothing


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

contained in this sentence shall be deemed to in any way limit the rights of the Collateral Agent under Section 5 hereof. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Company, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Company's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Company's name on any notice of Lien, and prepare, file and sign the Company's name on a proof of claim in bankruptcy at similar document against any customer of the Company, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Company.

           section 9. Collateral Agent May Perform. Subject to Section 7.01(e) of the Indenture, if the Company fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under Section 14 hereof.

           section 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Holders' of Notes security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral accorded treatment substantially equal to that which the Collateral Agent accords its own property; it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

           section 11. Subsequent Changes Affecting Collateral. The Company represents to the Collateral Agent and the Holders that the Company has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Company agrees that the Collateral Agent and the Holders shall have no responsibility or liability for informing the Company of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Company shall defend the right, title and interest of the Collateral Agent and the Holders in and to the Pledged Collateral against the claims and demands of the Persons.


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


           section 12. Remedies Upon Event of Default.

           (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Agreement, the Indenture or the Notes, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of Minnesota at that time. If any Event Default shall have occurred and be continuing, the Collateral Agent may, without notice and at its option, transfer or register, and the Company shall use its reasonable best efforts to cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of Phar-Mor into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Company reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company as provided below in
Section 18.1, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any of the Holders may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and customary fees and out-of-pocket disbursements of the Collateral Agent's counsel, and, to the extent incurred in accordance with Section 14 hereof, investment banking firm or other selling agent and any other expert or agent) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

           (b) The Company further agrees, at its expense, to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 12 valid and binding and in compliance with any and all applicable federal and state securities laws. The Company further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent and the


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

Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Default or Event of Default has occurred under the Indenture.

           section 13. Irrevocable Authorization and Instruction to Phar-Mor. The Company hereby authorizes and instructs Phar-Mor to comply with any instruction received by the Issuer from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Company, and the Company agrees that Phar-Mor shall be fully protected in so complying.

           section 14. Fees and Expenses. The Company will upon demand pay to the Collateral Agent such fees as may be agreed upon from time to time in writing and the amount of any fees and out-of-pocket disbursements of its counsel, of any investment banking firm or other selling agent and of any other experts and agents retained by the Collateral Agent that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders hereunder or (iv) the failure by the Company to perform or observe any of the provisions hereof, in each case other than any such expenses that arise from the gross negligence or willful misconduct of the Collateral Agent.

           section 15. Note Interest Absolute. All rights of the Collateral Agent and the Holders and the security interests created hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

           (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

           (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

           (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or of this Agreement.


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


           section 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

           first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 14 hereof;

           second, after receiving notice thereof from the Trustee, to the Trustee for the payment of all sums due and owing to it pursuant to Section 7.07 of the Indenture;

           third, after receiving notice thereof from the Trustee, to the ratable payment (based on the principal amount of Notes deemed by the Indenture to be outstanding at the time of distribution) of accrued and unpaid interest, if any, on such outstanding Notes;

           fourth, after receiving notice thereof from the Trustee, to the ratable payment (based on the principal amount of Notes deemed by the Indenture to be outstanding at the time of distribution) of unpaid principal of such outstanding Notes;

           fifth, after receiving notice thereof from the Trustee, to the ratable payment (based on the principal amount of Notes deemed by the Indenture to be outstanding at the time of distribution) of all other Obligations, until all Obligations shall have been paid in full; and

           sixth, to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

           section 17. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Collateral is uncertificated, the Company shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under provisions of the Uniform Commercial Code in effect in the State of Minnesota that are similar to Sections 8-102, 8-106, 8-110, 8-301, 9-115, 9-116, 9-303, 9-304 and 9-306 of the Uniform
Commercial Code in effect in the State of New York, or that are otherwise applicable to creating and perfecting a security interest in uncertificated securities under the Uniform Commercial Code in effect in the State of Minnesota). The Company further agrees to take such actions as the Collateral Agent deems reasonably necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel reasonably satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Collateral Agent.

           section 18. Miscellaneous Provisions.

           Section 18.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 12.02 of the Indenture, and delivered to the addresses set forth in such Section, or, in the case of the Collateral Agent, to: Norwest Bank Minnesota, National Association, Sixth and Marquette, MAC N9303-120, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Services.

           Section 18.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Collateral Agent to take any action or omit to take any action under this Agreement, to the extent required by the TIA, the Company shall deliver to the Collateral Agent an Officer's Certificate and/or an Opinion of Counsel in accordance with the requirements of Sections 9.03, 9.04 and 9.05 of the Indenture.

           Section 18.3 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Company. No such pledge, security or debt agreement may be used to interpret this Agreement.

           Section 18.4 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

           Section 18.5 No Recourse Against Others. No past, present or future director, officer, employee, stockholder or affiliate, solely by virtue of being such, of the Company or Avatex shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each of the Holders, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

           Section 18.6 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

           Section 18.7 Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

           Section 18.8 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

           Section 18.9 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Company from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of Sections 8.01, 8.02, 8.03, 8.06, 9.03, 9.04, 9.05 and 9.08 of the Indenture necessary for amendments or waivers of, or consents to any departure by the Company from any provision of the Indenture, as applicable, and the Collateral Agent receives an Opinion of Counsel and Officer's Certificate as to such compliance, and neither the Collateral Agent or the Trustee nor any of the Holders shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any of the Holders to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any of the Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

           Section 18.10 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

           Section 18.11 Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations and all the fees and expenses owing to the Collateral Agent,
(ii) be binding upon the Company, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Holders and their respective successors, transferees and assigns.

           Section 18.12 Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any of the Holders in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any of the Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for or any substantial part of its assets, or otherwise, all as though such payments had not been made.

           Section 18.13 Survival of Provisions. All representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by of the Obligations and of all fees and expenses due to the Collateral Agent; except that the obligations of the Company pursuant to Sections 14 and 18.15 of this Agreement shall survive the termination or discharge of this Agreement (including any discharge pursuant to Bankruptcy Law) or the resignation or removal of the Collateral Agent.

           Section 18.14 Waivers. The Company waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Company might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

           Section 18.15 Authority of the Collateral Agent.

           (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel of its choice and to act in reliance upon the advice of such counsel concerning all such matters. Without limiting the generality of the foregoing, the Collateral Agent shall take all actions as the Trustee or, subject to paragraph (c) below, the Holders of a majority in principal amount of the then outstanding Notes may direct it to perform in accordance with the provisions of this Agreement. However, the Collateral Agent may refuse to follow any direction that conflicts with law, the Indenture or this Agreement, or that would be likely to subject the Collateral Agent to personal liability, as determined by the Collateral Agent's counsel in a written opinion. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Company agrees to indemnify and hold harmless the Collateral Agent, the Holders and any other Person from and against any and all costs, expenses (including, the customary fees and out-of-pocket disbursements of the Collateral Agent's counsel, and, to the extent incurred in accordance with Section 14 hereof, investment banking firm or other selling agent and any other expert or agent), claims and liabilities incurred by the Collateral Agent, the Holders or such Person hereunder in connection with the subject matter of this Agreement, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Holders or each Person.

           (b) The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

           (c) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or incur any liability. The Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Agreement at the request of any Holders, unless such Holder shall have offered to the Collateral Agent security and indemnity reasonably satisfactory to it against any loss, liability or expense.

           Section 18.16 Resignation or Removal of the Collateral Agent. The Collateral Agent may at any time, by giving written notice to the Company and Holders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. The Holders of a majority in principal amount of the then outstanding Notes may remove the Collateral Agent by so notifying the Collateral Agent and the Company in writing. The Company may remove the Collateral Agent if:

           (i) the Collateral Agent fails to comply with the requirements set forth in Section 7.10 of the Indenture;

           (ii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law;

           (iii) a Custodian or public officer takes charge of the Collateral Agent or its property; or

           (iv) the Collateral Agent becomes incapable of acting.

           If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Company shall promptly appoint a successor Collateral Agent. At any time within one (1) year after the successor Collateral Agent takes office, the Holders of a majority in principal amount of the then outstanding

Notes may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by the Company.

           If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent tenders its resignation or is removed, the retiring Collateral Agent, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

           If the Collateral Agent, after written request by any Holder of a Note who has been a Holder of a Note for at least six (6) months (or such shorter period as the Notes shall have been outstanding), fails to comply with the requirements set forth in Section 7.10 of the Indenture, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

           A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company and the Trustee. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement. The successor Collateral Agent shall, mail a notice of its succession to Holders of the Notes and to the Trustee. The retiring Collateral Agent shall, at the Company's expense, promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment held by it pursuant to the terms hereof. The retiring Collateral Agent shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

           Section 18.17 Release; Termination of Agreement.

           (a) Subject to the provisions of Section 18.12 hereof, this Agreement shall terminate (i) upon full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of the Company's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Company to the Collateral Agent, which written certification shall be acknowledged by the Trustee, or (ii) upon the satisfaction and discharge of the Indenture (and upon receipt by the Collateral Agent of the Company's written certification as to such discharge) pursuant to and in accordance with Section 11.01 of the Indenture, which written certification shall be acknowledged by the Trustee. At such time, the Collateral Agent shall, at the request of the Company, reassign and redeliver to the Company all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Company.

           (b) The Company agrees that it will not, except as permitted by the Indenture and this Agreement, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

           Section 18.18 Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

           Section 18.19 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

           (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, AVATEX, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS AND DECISIONS) OF THE STATE OF NEW YORK.

           (b) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH, THE COMPANY, AVATEX, THE COLLATERAL AGENT AND THE HOLDERS AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE COMPANY, AVATEX, THE COLLATERAL AGENT AND THE HOLDERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE COMPANY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

           (c) THE COMPANY AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY OF THE HOLDERS HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER

ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE COMPANY AGREES THAT IT SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

           (d) THE COMPANY, AVATEX, THE COLLATERAL AGENT AND THE HOLDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

           (e) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY OF THE HOLDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

           Section 18.20 Acknowledgments. Each of the Company and Avatex hereby acknowledges that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

           (b) neither the Collateral Agent nor any of the Holders has any fiduciary relationship to the Company or Avatex (except that certain affiliates of certain Holders were immediately prior to the effectiveness of the Merger directors of Avatex), and the relationship between the Collateral Agent and the Holders, on the one hand, and the Company and Avatex, on the other hand, is solely that of a secured party and a creditor; and

           (c) no joint venture exists among the Holders or among the Company, Avatex and the Holders.


                    [Signatures appear on the following page]

           IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                    AVATEX FUNDING, INC.


                                    By:       /s/ Melvyn J. Estrin
                                       ----------------------------------------
                                       Name:  Melvyn J. Estrin
                                       Title: Co-Chief Executive Officer


                                    AVATEX CORPORATION


                                    By:       /s/ Melvyn J. Estrin
                                       ----------------------------------------
                                       Name:  Melvyn J. Estrin
                                       Title: Co-Chief Executive Officer


                                    NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                       as Collateral Agent


                                    By:      /s/ Timothy P. Mowdy
                                       ----------------------------------------
                                       Name: Timothy P. Mowdy
                                       Title:

                                                                      Schedule I
                                                                      ----------



                                 Pledged Shares
                                 --------------


           1. 2,617,500 shares of common stock, par value $0.01 per share, of Phar-Mor, Inc. (evidenced by stock certificate no. N-2853).

           2. 954,033 shares of common stock, par value $0.01 per share, of Phar-Mor, Inc. (evidenced by stock certificate no. N-3339).

                                                                       EXHIBIT A
                                                                       ---------



                              6.75% Notes Indenture
                              ---------------------



                                 (see attached)